Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Stock Option Plan, as amended and 2014 Equity Incentive Plan of Celsus Therapeutics Plc. of our report dated March 24, 2014, with respect to the consolidated financial statements of Celsus Therapeutics Plc. included in its Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
August 13, 2014	A Member of Ernst & Young Global